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                                                                      Exhibit 24


                       CONSENT OF INDEPENDENT ACCOUNTANTS



       We consent to the incorporation by reference in the Registration Statements of Northwestern Steel and Wire Company on Form S-8 (File No. 33-56412, 33-67788 and 33-53471) of our reports dated September 16, 1994 on our audits of the consolidated financial statements and financial statement schedules of Northwestern Steel and Wire Company as of July 31, 1994 and 1993 and for the years ended July 31, 1994, 1993 and 1992, which report is included in this annual report on Form 10-K.



                                       COOPERS & LYBRAND L.L.P.



  Chicago, Illinois
  October 27, 1994